FIRST AMENDMENT TO THE
ANGEL OAKS FUNDS TRUST
CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of ______________, 2016, to the Custody Agreement, dated as of  October  16, 2014, (the "Agreement"), is entered into by and between ANGEL OAK FUNDS TRUST, a Delaware statutory trust (the "Trust") and U.S. BANK, N.A., a national banking association  (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the Angel Oak High Yield Opportunities Fund to the Agreement and to amend the fees; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ANGEL OAK FUNDS TRUST	U.S. BANK, N.A.

By: ______________________________	By: ________________________________

Printed Name: ______________________	Printed Name: Michael R. McVoy

Title: ____________________________	Title: Senior Vice President

Amended Exhibit B to the Custody Agreement – Angel Oak Funds Trust

Fund Names

Separate Series of Angel Oak Funds Trust

Name of Series
Angel Oak Flexible Income Fund
Angel Oak Multi-Strategy Income Fund
Angel Oak High Yield Opportunities Fund

Amended Exhibit C to the Custody Agreement - Angel Oak Fund Trust
Fee Schedule at ______________, 2016

Annual Fee Based Upon Market Value Per Fund*
[---]basis point on average daily market value
Minimum annual fee per fund - $[---]
Plus portfolio transaction fees

Portfolio Transaction Fees
▪	$[---]– Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$[---]– Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$[---]– Option/SWAPS/future contract written, exercised or expired
▪	$[---]– Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[---]– Physical transaction
▪	$[---]– Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[---] – Segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus [ ].

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Exhibit C (continued) to the Custody Agreement – Angel Oak Funds Trust                                                                   Global Sub-Custodial Services Annual Fee Schedule at ______________, 2016

*Safekeeping and transaction fees are assessed on security and currency transactions.
COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[ ]	$__
Australia	All	[ ]	$__
Austria	All	[ ]	$__
Bahrain	All	[ ]	$__
Bangladesh	All	[ ]	$__
Belgium	All	[ ]	$__
Benin	All	[ ]	$__
Bermuda	All	[ ]	$__
Botswana	All	[ ]	$__
Brazil	All	[ ]	$__
Bulgaria	All	[ ]	$__
Burkina Faso	All	[ ]	$__
Canada	All	[ ]	$__
Cayman Islands*	All	[ ]	$__
Channel Islands*	All	[ ]	$__
Chile	All	[ ]	$__
China“A” Shares	All	[ ]	$__
China “B” Shares	All	[ ]	$__
Columbia	All	[ ]	$__
Costa Rica	All	[ ]	$__
Croatia	All	[ ]	$__
Czech Republic	All	[ ]	$__
Denmark	All	[ ]	$__
Ecuador	All	[ ]	$__
Egypt	All	[ ]	$__
Estonia	All	[ ]	$__
Euromarkets**	All	[ ]	$__
Finland	All	[ ]	$__
France	All	[ ]	$__
Germany	All	[ ]	$__
Ghana	All	[ ]	$__
Greece	All	[ ]	$__
Guinea Bissau	All	[ ]	$__
Hong Kong	All	[ ]	$__
Hungary	All	[ ]	$__
Iceland	All	[ ]	$__
India	All	[ ]	$__
Indonesia	All	[ ]	$__
Ireland	All	[ ]	$__
Israel	All	[ ]	$__
Italy	All	[ ]	$__
Ivory Coast	All	[ ]	$__
Japan	All	[ ]	$__
Jordan	All	[ ]	$__
Kazakhstan	All	[ ]	$__
Kenya	All	[ ]	$__
Latvia	Equities	[ ]	$__
Latvia	Bonds	[ ]	$__
Lebanon	All	[ ]	$__
Lithuania	All	[ ]	$__
Luxembourg	All	[ ]	$__
Malaysia	All	[ ]	$__
Mali	All	[ ]	$___
Malta	All	[ ]	$__
Mauritius	All	[ ]	$__
Mexico	All	[ ]	$__
Morocco	All	[ ]	$__
Namibia	All	[ ]	$__
Netherlands	All	[ ]	$__

New Zealand	All	[ ]	$__
Niger	All	[ ]	$__
Nigeria	All	[ ]	$__
Norway	All	[ ]	$__
Oman	All	[ ]	$__
Pakistan	All	[ ]	$__
Peru	All	[ ]	$__
Philippines	All	[ ]	$__
Poland	All	[ ]	$__
Portugal	All	[ ]	$__
Qatar	All	[ ]	$__
Romania	All	[ ]	$__
Russia	Equities	[ ]	$__
Russia	MINFINs	[ ]	$__
Senegal	All	[ ]	$__
Singapore	All	[ ]	$__
Slovak Republic	All	[ ]	$__
Slovenia	All	[ ]	$__
South Africa	All	[ ]	$__
South Korea	All	[ ]	$__
Spain	All	[ ]	$__
Sri Lanka	All	[ ]	$__
Swaziland	All	[ ]	$__
Sweden	All	[ ]	$__
Switzerland	All	[ ]	$__
Taiwan	All	[ ]	$__
Thailand	All	[ ]	$__
Togo	All	[ ]	$__
Tunisia	All	[ ]	$__
Turkey	All	[ ]	$__
UAE	All	[ ]	$__
United Kingdom	All	[ ]	$__
Ukraine	All	[ ]	$__
Uruguay	All	[ ]	$__
Venezuela	All	[ ]	$__
Zambia	All	[ ]	$__
Zimbabwe	All	[ ]	$__

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.

▪	1-25 foreign securities: $[---]
▪	26-50 foreign securities: $[---]
▪	Over 50 foreign securities: $[---]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[--] per claim.
Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.